EXHIBIT 32.1

LITTELFUSE, INC.

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of title 18, United States Code), each of the undersigned officers of Littelfuse, Inc. (“the Company”) does hereby certify that to his knowledge:

The Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended September 27, 2025 (“the Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gregory N. Henderson	/s/ Abhishek Khandelwal
Gregory N. Henderson	Abhishek Khandelwal
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer

Dated: October 29, 2025	Dated: October 29, 2025